Exhibit 99.1

For Immediate Release

Contact George Rapp

609.454.0718

grapp@thebankofprinceton.com

Princeton Bancorp Announces

Third Quarter 2023 Results

Princeton, NJ, October 26, 2023 / PRNewswire / - Princeton Bancorp, Inc. (the “Company”) (NASDAQ - BPRN), the bank holding company for The Bank of Princeton (the “Bank”), today reported its unaudited financial condition and results of operations at and for the quarter ended September 30, 2023. The Company reported net income of $7.6 million, or $1.19 per diluted common share, for the third quarter of 2023, compared to net income of $6.8 million, or $1.07 per diluted common share, for the second quarter of 2023, and net income of $7.0 million, or $1.09 per diluted common share, for the third quarter of 2022. The increase in net income for the third quarter of 2023 when compared to the second quarter of 2023 was primarily due to a decrease of $7.7 million in non-interest expense, a decrease of $2.6 million in its provision for credit losses and an increase of $1.0 million in net interest income, partially offset by a decrease of $9.2 million in non-interest income and an increase of $1.4 million in income tax expense. The increase in net income for the third quarter of 2023 compared to the same period in 2022 was primarily due to an increase of $700 thousand in non-interest income, a $600 thousand decrease in income tax expense and a $400 thousand reduction in its provision for credit losses, partially offset by a $1.0 million decrease in net interest income. For the nine-month period ended September 30, 2023, the Company recorded net income of $20.5 million, or $3.21 per diluted common share, compared to $19.3 million, or $2.98 per diluted common share, for the same period in 2022. The increase was primarily due to an increase of $11.5 million in non-interest income and a $1.8 million decrease in income tax expense, partially offset by an $8.9 million increase in non-interest expense, and a $2.3 million increase in its provision for credit losses.

“The Bank continues to be well-positioned to promote strong growth,” President/CEO Edward Dietzler commented on the quarter. The Bank was able to continue deposit growth and build significant liquidity to fund future loan demand. Our recent acquisition of Noah Bank is performing well giving us a strong platform to expand. We will continue to look at other opportunities that fit our overall strategy.”

As a result of the increase in deposits, balance sheet liquidity increased to $206.9 million in immediately available cash with zero borrowings. The Bank has a sizable loan pipeline in the communities we serve that it anticipates funding during the remainder of 2023, supported by the Bank’s strong capital position.

Balance Sheet Review

Total assets were $1.91 billion at September 30, 2023, an increase of $311.3 million, or 19.4% when compared to $1.60 billion at the end of 2022. The primary reason for the increase in total assets was the acquisition of Noah Bank on May 19, 2023, which had approximately $239.4 million in assets at closing. When looking at specific components of the balance sheet, including acquired assets, the Company recorded an increase in net loans of $128.1 million, an increase in cash and cash equivalents of approximately $153.6 million, an increase in its right of use asset of $7.3 million, an increase of $4.9 million primarily due to Noah Bank’s deferred tax assets and an increase in other assets of $2.5 million. The increase in the Company’s net loans consisted of a $206.7 million increase in commercial real estate loans and a $23.3 million increase in commercial and industrial loans, partially offset by a decrease of $96.7 million in construction loans.

Total deposits at September 30, 2023 increased $290.2 million, or 21.5%, when compared to December 31, 2022. The primary reasons for the increase in total deposits were the $191.7 million in deposits acquired from Noah Bank and a $98.5 million increase from existing operations. When comparing deposit products between the two periods, certificates of deposit increased $298.7 million and money market deposits increased $65.9 million. Partially offsetting these increases were decreases in savings deposits of $43.6 million and interest-bearing demand deposits of $29.8 million for the nine months ended September 30, 2023.

Total stockholders’ equity at September 30, 2023 increased $12.6 million or 5.7% when compared to the end of 2022. The increase was primarily due to the $14.5 million increase in retained earnings, consisting of $20.5 million in net income partially offset by $5.7 million of cash dividends recorded during the period. The ratio of equity to total assets at September 30, 2023 and at December 31, 2022, was 12.1% and 13.7%, respectively. The current period ratio decrease was primarily due to the Noah Bank acquisition.

Asset Quality

At September 30, 2023, non-performing assets totaled $6.8 million, an increase of $6.5 million, when compared to the amount at December 31, 2022. This increase was due to the delinquency of a $4.5 million commercial real estate loan and $2.5 million of non-performing loans acquired from Noah Bank.

With the adoption of the Current Expected Credit Losses (“CECL”) method of calculating the allowance for credit losses effective January 1, 2023, performing troubled debt restructurings (“TDRs”) are no longer reported for the current period. At December 31, 2022 there were three loans classified as TDR loans totaling $5.9 million and each of these loans was performing in accordance with the agreed-upon terms.

Review of Quarterly and Year-to-Date Financial Results

Net interest income was $16.7 million for the third quarter of 2023, compared to $15.7 million for the second quarter of 2023 and $17.7 million for the third quarter of 2022. The increase from the previous quarter was the result of an increase in interest income of $4.0 million, or 17.3%, partially offset by an increase in interest expense of $3.0 million, or 40.3%. The net interest margin for the third quarter 2023 was 3.76%, decreasing nineteen basis points when compared to the second quarter of 2023. This decrease was primarily associated with an increase of 49 basis points in the cost of funds associated with rising interest rates, partially offset by a 35 basis-point increase in the yield on loans. When comparing the three-month periods ended September 30, 2023 and 2022, net interest income decreased $1.0 million, which was primarily due to an increase of 213 basis points in the cost of funds, partially offset by an increase of 107 basis points in the yield earned on interest-earning assets. For the nine-month period ended September 30, 2023, net interest income of $49.0 million was down slightly compared to net interest income of $49.8 million during the first nine months of 2022. The decrease from the previous nine-month period was the result of an increase in interest expense of $17.8 million, or 470.7%, partially offset by an increase in interest income of $17.0 million, or 31.7%, both as a result of the 525 basis-point increase in federal funds interest rates since March 2022.

The Bank recorded a credit provision for credit losses of $182 thousand during the three months ended September 30, 2023 and a $2.5 million provision for credit losses during the second quarter of 2023. The Bank recorded a $200 thousand provision for loan losses for the three months ended September 30, 2022. The credit recorded in the current quarter was the result of a reduction in the reserve for unfunded liabilities in the amount of $182 thousand. The provision for credit losses for loans was zero. The provision of $2.5 million recorded in the prior quarter consisted of $2.7 million provision associated with the Company’s loan portfolio, offset by a credit to the provision of $250 thousand associated with unfunded commitments. Included in the Company’s second quarter 2023 provision was $1.7 million related to non-purchased credit deteriorated loans resulting from the Noah Bank acquisition. Net recoveries for the three-months ended September 30, 2023 were $23 thousand and net charge-offs for the nine-month period ended September 30, 2023 were $1.8 million. For the three-month and nine-month periods ended September 30, 2022, the Bank recorded net charge-offs of $200 thousand and $154 thousand, respectively. With the adoption of the CECL method of calculating the allowance for credit losses on January 1, 2023, the Bank recorded a one-time decrease, net of tax, in retained earnings of $284 thousand, a reduction to the allowance for credit losses of $301 thousand and an increase in the reserve for unfunded liabilities of $695 thousand. The coverage ratio of the allowance for credit losses to period end loans was 1.19% at September 30, 2023 and 1.20% at December 31, 2022.

Total non-interest income of $2.4 million for the third quarter of 2023 decreased $9.2 million or 79.2% when compared to the second quarter of 2023 and increased $696 thousand or 40.8% when compared to the quarter ended September 30, 2022. The decrease from the second quarter of 2023 was primarily due to the $9.7 million bargain purchase gain recorded in connection with the Noah acquisition completed during the second quarter of 2023. The increase over the prior year quarter was due to an increase in loan fees of $334 thousand and the gain on sale of other real estate owned of $203 thousand during the third quarter of 2023. For the nine-month period ended September 30, 2023, non-interest income increased $11.5 million, or by 296.9%, primarily due to the $9.7 million bargain purchase gain and an increase in loan fees of $1.3 million over the same period in 2022.

Total non-interest expense of $10.2 million for the third quarter of 2023 decreased $7.7 million, or 43.0% when compared to the second quarter of 2023, due primarily to the $7.0 million in merger costs associated with the Noah acquisition expensed during the second quarter, a portion of which, totaling $1.4 million, were reversed during the third quarter. The amounts reversed during the third quarter were primarily the result of a lease termination cost that was lower than the original estimate based on a negotiated settlement of the remaining lease on a Noah Bank branch office and a legal reserve of $150 thousand. Total non-interest expense for the third quarter of 2023 was almost the same as the third quarter of 2022. The merger-related expenses reversed in 2023 were offset by increases in salaries and employee benefits and occupancy and equipment expenses of $401 thousand and $437 thousand, respectively, over the prior-year period associated with a full quarter of Noah costs versus a portion in the second quarter due to the closing date of May 19, 2023. For the nine-month period ended September 30, 2023, non-interest expense was $37.7 million, compared to $28.8 million for the same period in 2022. The increase was primarily due to merger-related expenses of $5.6 million during 2023 as well as increases in salaries and employee benefits of $2.1 million, occupancy and equipment of $742 thousand and data processing and communications of $726 thousand over the same period in 2022.

For the three-month period ended September 30, 2023, the Company recorded an income tax expense of $1.5 million, resulting in an effective tax rate of 16.6%, compared to an income tax expense of $161 thousand resulting in an effective tax rate of 2.3% for the three-month period ended June 30, 2023 due to the non-taxable bargain purchase gain, partially offset by $325 thousand of merger-related expenses that were not tax-deductible, and compared to an income tax expense of $2.1 million resulting in an effective tax rate of 23.2% for the three-month period ended September 30, 2022. For the nine-month period ending September 30, 2023, income tax expense was $3.6 million resulting in an effective tax rate of 14.9% compared to income tax expense of $5.4 million and an effective tax rate of 21.7% for the nine months ended September 30, 2022.

About Princeton Bancorp, Inc. and The Bank of Princeton

Princeton Bancorp, Inc. is the holding company for The Bank of Princeton, a community bank founded in 2007. The Bank is a New Jersey state-chartered commercial bank with 22 branches in New Jersey, including three in Princeton and others in Bordentown, Browns Mills, Chesterfield, Cream Ridge, Deptford, Fort Lee, Hamilton, Kingston, Lakewood, Lambertville, Lawrenceville, Monroe, New Brunswick, Palisades Park, Pennington, Piscataway, Princeton Junction, Quakerbridge and Sicklerville. There are also five branches in the Philadelphia, Pennsylvania area and two in the New York City metropolitan area. The Bank of Princeton is a member of the Federal Deposit Insurance Corporation (“FDIC”).

Forward-Looking Statements

The Company may from time to time make written or oral “forward-looking statements,” including statements contained in the Company’s filings with the Securities and Exchange Commission, in its reports to stockholders and in other communications by the Company (including this press release), which are made in good faith by the Company pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934, as amended.

These forward-looking statements involve risks and uncertainties, such as statements of the Company’s plans, objectives, expectations, estimates and intentions that are subject to change based on various important factors (some of which are beyond the Company’s control). The most significant factors that could cause future results to differ materially from those anticipated by our forward-looking statements include the ongoing impact of higher inflation levels, higher interest rates and general economic and recessionary concerns, all of which could impact economic growth and could cause a reduction in financial transactions and business activities, including decreased deposits and reduced loan originations, our ability to manage liquidity in a rapidly changing and unpredictable market, supply chain disruptions, labor shortages and additional interest rate increases by the Federal Reserve. Other factors that could cause actual results to differ materially from those indicated by forward-looking statements include, but are not limited to, the following factors: the global impact of the military conflicts in the Ukraine and the Middle East; the impact of any future pandemics or other natural disasters; civil unrest, rioting, acts or threats of terrorism, or actions taken by the local, state and Federal governments in response to such events, which could impact business and economic conditions in our market area; the strength of the United States economy in general and the strength of the local economies in which the Company and Bank conduct operations; the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; market and monetary fluctuations; market volatility; the value of the Bank’s products and services as perceived by actual and prospective customers, including the features, pricing and quality compared to competitors’ products and services; the willingness of customers to substitute competitors’ products and services for the Bank’s products and services; credit risk associated with the Bank’s lending activities; risks relating to the real estate market and the Bank’s real estate collateral; the impact of changes in applicable laws and regulations and requirements arising out of our supervision by banking regulators; other regulatory requirements applicable to the Company and the Bank; and the timing and nature of the regulatory response to any applications filed by the Company and the Bank; technological changes; acquisitions including the Company’s acquisition of Noah; difficulties and delays in integrating the businesses of Noah and TBOP or fully realizing cost savings and other benefits; changes in consumer spending and saving habits; those risks under the heading “Risk Factors” set forth in the Bank’s Annual Report on Form 10-K for the year ended December 31, 2022, and in Part II, Item 1A of our quarterly report on Form 10-Q for the quarter-ended March 31, 2023, and the success of the Company at managing the risks involved in the foregoing.

The Company cautions that the foregoing list of important factors is not exclusive. The Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company, except as required by applicable law or regulation.

Princeton Bancorp, Inc.

Consolidated Statements of Financial Condition

(Unaudited)

(Dollars in thousands, except per share data)

				September 30, 2023 vs		September 30, 2023 vs
	September 30,	December 31,	September 30,	December 31, 2022		September 30, 2022
	2023	2022	2022	$ Change	% Change	$ Change	% Change
ASSETS
Cash and cash equivalents	$206,931	$53,351	$47,965	$153,580	287.87%	$158,966	331.42%
Securities available-for-sale taxable	50,437	42,061	43,041	8,376	19.91	7,396	17.18
Securities available-for-sale tax-exempt	37,627	41,341	39,112	(3,714)	(8.98)	(1,485)	(3.80)
Securities held-to-maturity	195	201	203	(6)	(2.99)	(8)	(3.94)
Loans receivable, net of deferred loan fees	1,498,500	1,370,368	1,378,426	128,132	9.35	120,074	8.71
Allowance for credit losses	(17,992)	(16,461)	(16,666)	(1,531)	9.30	(1,326)	7.96
Goodwill	8,853	8,853	8,853	—	—	—	—
Core deposit intangible	1,546	1,825	1,958	(279)	(15.29)	(412)	(21.04)
Other assets	127,026	100,240	100,158	26,786	26.72	26,868	26.83

TOTAL ASSETS	$1,913,123	$1,601,779	$1,603,050	$311,344	19.44%	$310,073	19.34%

LIABILITIES
Non-interest checking	$264,197	$265,078	$299,389	$(881)	(0.33)%	$(35,192)	(11.75)%
Interest checking	239,902	269,737	233,969	(29,835)	(11.06)	5,933	2.54
Savings	147,113	190,686	213,522	(43,573)	(22.85)	(66,409)	(31.10)
Money market	349,505	283,652	324,037	65,853	23.22	25,468	7.86
Time deposits over $250,000	144,158	83,410	46,810	60,748	72.83	97,348	207.96
Other time deposits	493,091	255,167	249,287	237,924	93.24	243,804	97.80

Total deposits	1,637,966	1,347,730	1,367,014	290,236	21.54	270,952	19.82
Borrowings	—	10,000	—	(10,000)	(100.00)	—	N/A
Other liabilities	42,949	24,448	23,518	18,501	75.67	19,431	82.62

TOTAL LIABILITIES	1,680,915	1,382,178	1,390,532	298,737	21.61	290,383	20.88

STOCKHOLDERS’ EQUITY
Common stock [1,2]	—	34,547	34,535	(34,547)	(100.00)	(34,535)	(100.00)
Paid-in capital [2]	97,779	81,291	81,241	16,488	20.28	16,538	20.36
Treasury stock [2]	—	(19,452)	(19,190)	19,452	(100.00)	19,190	(100.00)
Retained earnings	146,022	131,488	125,878	14,534	11.05	20,144	16.00
Accumulated other comprehensive income (loss)	(11,593)	(8,273)	(9,946)	(3,320)	40.13	(1,647)	16.56

TOTAL STOCKHOLDERS’ EQUITY	232,208	219,601	212,518	12,607	5.74	19,690	9.27

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,913,123	$1,601,779	$1,603,050	$311,344	19.44%	$310,073	19.34%

Book value per common share	$36.86	$35.16	$34.00	$1.70	4.84%	$2.86	8.41%
Tangible book value per common share [3]	$35.21	$33.45	$32.27	$1.76	5.26%	$2.94	9.11%

[1]	The common stock of Princeton Bancorp, Inc. has no par value. The par value of the common stock of the Bank was $5.00 per share.
[2]	The balances of common stock and treasury stock were reclassified to paid-in capital effective January 10, 2023, upon formation of Princeton Bancorp, Inc.
[3]	Tangible book value per common share is a non-GAAP measure that represents book value per common share which excludes goodwill and core deposit intangible.

Princeton Bancorp, Inc.

Loan and Deposit Tables

(Unaudited)

The components of loans receivable, net at September 30, 2023 and December 31, 2022 were as follows:

	September 30, 2023	December 31, 2022
	(In thousands)
Commercial real estate	$1,080,288	$873,573
Commercial and industrial	52,157	28,859
Construction	320,824	417,538
Residential first-lien mortgages	39,682	43,125
Home equity / consumer	7,860	9,729

Total loans	1,500,811	1,372,824
Deferred fees and costs [1]	(2,311)	(2,456)
Allowance for credit losses	(17,992)	(16,461)

Loans, net	$1,480,508	$1,353,907

The components of deposits at September 30, 2023 and December 31, 2022 were as follows:

	September 30, 2023	December 31, 2022
	(In thousands)
Demand, non-interest-bearing	$264,197	$265,078
Demand, interest-bearing	239,902	269,737
Savings	147,113	190,686
Money market	349,505	283,652
Time deposits	637,249	338,577

Total deposits	$1,637,966	$1,347,730

Princeton Bancorp, Inc.

Consolidated Statements of Income

(Unaudited)

(Amounts in thousands except per share data)

	Three Months Ended September 30,
	2023	2022	$ Change	% Change
Interest and dividend income
Loans and fees	$23,503	$18,336	$5,167	28.2%
Available-for-sale debt securities:
Taxable	357	241	116	48.1%
Tax-exempt	285	286	(1)	-0.3%
Held-to-maturity debt securities	3	2	1	50.0%
Other interest and dividend income	2,852	226	2,626	1161.9%

Total interest and dividends	27,000	19,091	7,909	41.4%

Interest expense
Deposits	10,316	1,392	8,924	641.1%
Borrowing	—	3	(3)	-100.0%

Total interest expense	10,316	1,395	8,921	639.5%

Net interest income	16,684	17,696	(1,012)	-5.7%
(Credit) provision for credit losses	(182)	200	(382)	-191.0%

Net interest income after provision for credit losses	16,866	17,496	(630)	-3.6%

Non-interest income
Loss on sale of securities available-for-sale, net	(6)	—	(6)	N/A
Income from bank-owned life insurance	331	287	44	15.3%
Fees and service charges	479	469	10	2.1%
Loan fees, including prepayment penalties	1,184	850	334	39.3%
Gain on sale of other real estate owned	203	—	203	N/A
Other	212	101	111	109.9%

Total non-interest income	2,403	1,707	696	40.8%

Non-interest expense
Salaries and employee benefits	6,177	5,442	735	13.5%
Occupancy and equipment	2,142	1,539	603	39.2%
Professional fees	614	786	(172)	-21.9%
Data processing and communications	1,242	1,043	199	19.1%
Federal deposit insurance	258	249	9	3.6%
Advertising and promotion	139	140	(1)	-0.7%
Office expense	117	52	65	125.0%
Core deposit intangible	116	135	(19)	-14.1%
Merger-related expenses	(1,391)	—	(1,391)	N/A
Other	745	739	6	0.8%

Total non-interest expense	10,159	10,125	34	0.3%

Income before income tax expense	9,110	9,078	32	0.4%
Income tax expense	1,512	2,103	(591)	-28.1%

Net income	$7,598	$6,975	623	8.9%

Net income per common share - basic	$1.21	$1.12	$0.09	8.0%
Net income per common share - diluted	$1.19	$1.09	$0.10	9.2%

Weighted average shares outstanding - basic	6,295	6,269	26	0.4%
Weighted average shares outstanding - diluted	6,390	6,378	12	0.2%

Princeton Bancorp, Inc.

Consolidated Statements of Income (Current Quarter vs Prior Quarter)

(Unaudited)

(Amounts in thousands, except per share data)

	Three Months Ended
	September 30,	June 30,
	2023	2023	$ Change	% Change
Interest and dividend income
Loans and fees	$23,503	$21,517	$1,986	9.2%
Available-for-sale debt securities:
Taxable	357	292	65	22.3%
Tax-exempt	285	284	1	0.4%
Held-to-maturity debt securities	3	2	1	50.0%
Other interest and dividend income	2,852	919	1,933	210.3%

Total interest and dividends	27,000	23,014	3,986	17.3%

Interest expense
Deposits	10,316	7,321	2,995	40.9%
Borrowing	—	32	(32)	-100.0%

Total interest expense	10,316	7,353	2,963	40.3%

Net interest income	16,684	15,661	1,023	6.5%
(Credit) provision for credit losses	(182)	2,463	(2,645)	-107.4%

Net interest income after provision for credit losses	16,866	13,198	3,668	27.8%

Non-interest income
Loss on sale of securities available-for-sale, net	(6)	—	(6)	N/A
Income from bank-owned life insurance	331	295	36	12.2%
Fees and service charges	479	464	15	3.2%
Loan fees, including prepayment penalties	1,184	1,030	154	15.0%
Bargain purchase gain	—	9,696	(9,696)	-100.0%
Gain on sale of other real estate owned	203	—	203	N/A
Other	212	80	132	165.0%

Total non-interest income	2,403	11,565	(9,162)	-79.2%

Non-interest expense
Salaries and employee benefits	6,177	5,776	401	6.9%
Occupancy and equipment	2,142	1,705	437	25.6%
Professional fees	614	556	58	10.4%
Data processing and communications	1,242	1,318	(76)	-5.8%
Federal deposit insurance	258	253	5	2.0%
Advertising and promotion	139	126	13	10.3%
Office expense	117	178	(61)	-34.3%
Other real estate owned expense	—	1	(1)	-100.0%
Core deposit intangible	116	127	(11)	-8.7%
Merger-related expenses	(1,391)	7,026	(8,417)	-119.8%
Other	745	748	(3)	-0.4%

Total non-interest expense	10,159	17,814	(7,655)	-43.0%

Income before income tax expense	9,110	6,949	2,161	31.1%
Income tax expense	1,512	161	1,351	839.1%

Net income	$7,598	$6,788	$810	11.9%

Net income per common share - basic	$1.21	$1.08	$0.13	12.0%
Net income per common share - diluted	$1.19	$1.07	$0.12	11.2%

Weighted average shares outstanding - basic	6,295	6,270	25	0.4%
Weighted average shares outstanding - diluted	6,390	6,366	24	0.4%

Princeton Bancorp, Inc.

Consolidated Statements of Income

(Unaudited)

(Amounts in thousands, except per share data)

	Nine Months Ended
	September 30,
	2023	2022	$ Change	% Change
Interest and dividend income
Loans and fees	$64,914	$51,596	$13,318	25.8%
Available-for-sale debt securities:
Taxable	927	698	229	32.8%
Tax-exempt	853	882	(29)	-3.3%
Held-to-maturity debt securities	8	8	0	0.0%
Other interest and dividend income	3,924	441	3,483	789.8%

Total interest and dividends	70,626	53,625	17,001	31.7%

Interest expense
Deposits	21,502	3,785	17,717	468.1%
Borrowings	118	3	115	3833.3%

Total interest expense	21,620	3,788	17,832	470.7%

Net interest income	49,006	49,837	(831)	-1.7%
Provision for credit losses	2,546	200	2,346	1173.0%

Net interest income after provision for credit losses	46,460	49,637	(3,177)	-6.4%

Non-interest income
(Loss) gain on sale of securities available-for-sale, net	(6)	2	(8)	-400.0%
Income from bank-owned life insurance	916	852	64	7.5%
Fees and service charges	1,391	1,441	(50)	-3.5%
Loan fees, including prepayment penalties	2,565	1,248	1,317	105.5%
Bargain purchase gain	9,696	—	9,696	N/A
Gain on sale of other real estate owned	203	—	203	N/A
Other	577	322	255	79.2%

Total non-interest income	15,342	3,865	11,477	296.9%

Non-interest expense
Salaries and employee benefits	17,352	15,251	2,101	13.8%
Occupancy and equipment	5,188	4,446	742	16.7%
Professional fees	1,635	1,929	(294)	-15.2%
Data processing and communications	3,860	3,134	726	23.2%
Federal deposit insurance	701	788	(87)	-11.0%
Advertising and promotion	375	379	(4)	-1.1%
Office expense	392	168	224	133.3%
Other real estate owned expense	1	112	(111)	-99.1%
Core deposit intangible	378	434	(56)	-12.9%
Merger-related expenses	5,635	—	5,635	N/A
Other	2,228	2,180	48	2.2%

Total non-interest expense	37,745	28,821	8,924	31.0%

Income before income tax expense	24,057	24,681	(624)	-2.5%
Income tax expense	3,574	5,358	(1,784)	-33.3%

Net income	$20,483	$19,323	$1,160	6.0%

Net income per common share - basic	$3.26	$3.05	$0.22	7.2%
Net income per common share - diluted	$3.21	$2.98	$0.23	7.8%

Weighted average shares outstanding - basic	6,275	6,345	(70)	-1.1%
Weighted average shares outstanding - diluted	6,380	6,475	(95)	-1.5%

Princeton Bancorp, Inc.

Consolidated Average Statement of Financial Condition

(Unaudited)

(Dollars in thousands)

	For the Three Months Ended September 30,
	2023		2022		Change in Average Balance	Change in Yield/ Rate
	Average Balance	Yield/ Rate	Average Balance	Yield/ Rate
Earning assets
Loans	$1,464,798	6.37%	$1,386,589	5.25%	$78,209	1.12%
Securities
Taxable available-for-sale	46,599	3.06%	46,281	2.06%	318	1.00%
Tax-exempt available-for-sale	40,118	2.84%	42,220	2.68%	(2,102)	0.16%
Held-to-maturity	196	5.28%	204	5.24%	(8)	0.04%

Securities	86,913	2.96%	88,704	2.37%	(1,791)	0.59%

Other interest earning assets
Federal funds sold	199,350	5.38%	35,081	2.28%	164,269	3.10%
Other interest-earning assets	10,506	5.67%	1,322	5.85%	9,184	-0.18%

Other interest-earning assets	209,856	5.39%	36,403	2.41%	173,453	2.98%

Total interest-earning assets	1,761,567	6.08%	1,511,697	5.01%	249,870	1.07%
Total non-earning assets	127,682		115,158

Total assets	$1,889,249		$1,626,856

Interest-bearing liabilities
Checking	$243,359	1.68%	$240,948	0.29%	$2,411	1.39%
Savings	149,215	2.10%	217,133	0.32%	(67,918)	1.78%
Money market	337,491	3.50%	350,901	0.43%	(13,410)	3.07%
Certificates of deposit	629,082	3.48%	289,274	0.86%	339,808	2.62%

Total interest-bearing deposits	1,359,147	3.01%	1,098,256	0.51%	260,891	2.50%
Non-interest bearing deposits	255,775		285,665		(29,890)

Total deposits	1,614,922	2.53%	1,383,921	0.40%	231,001	2.13%
Borrowings	—	N/A	391	2.65%	(391)	N/A

Total interest-bearing liabilities (excluding non interest deposits)	1,359,147	3.01%	1,098,647	0.51%	260,500	2.50%
Non-interest-bearing deposits	255,775		285,665

Total cost of funds	1,614,922	2.53%	1,384,312	0.40%	230,610	2.13%
Accrued expenses and other liabilities	45,923		28,136
Stockholders’ equity	228,404		214,408

Total liabilities and stockholders’ equity	$1,889,249		$1,626,856

Net interest spread		3.07%		4.50%
Net interest margin		3.76%		4.64%
Net interest margin (FTE)[1]		3.81%		4.71%

[1]	Includes federal and state tax effect of tax-exempt securities and loans.

Princeton Bancorp, Inc.

Consolidated Average Statement of Financial Condition

(Unaudited)

(Dollars in thousands)

	For the Three Months Ended				Change in Average Balance	Change in Yield/ Rate
	September 30, 2023		June 30, 2023
	Average Balance	Yield/ Rate	Average Balance	Yield/ Rate
Earning assets
Loans	$1,464,798	6.37%	$1,432,680	6.02%	$32,118	0.35%
Securities
Taxable available-for-sale	46,599	3.06%	44,669	2.63%	1,930	0.43%
Tax-exempt available-for-sale	40,118	2.84%	41,187	2.76%	(1,069)	0.08%
Held-to-maturity	196	5.28%	198	5.28%	(2)	0.00%

Securities	86,913	2.96%	86,054	2.69%	859	0.27%
Other interest earning assets
Federal funds sold	199,350	5.38%	65,383	5.16%	133,967	0.22%
Other interest-earning assets	10,506	5.67%	5,691	5.31%	4,815	0.36%

Other interest-earning assets	209,856	5.39%	71,074	5.17%	138,782	0.22%

Total interest-earning assets	1,761,567	6.08%	1,589,808	5.81%	171,759	0.27%
Total non-earning assets	127,682		110,384

Total assets	$1,889,249		$1,700,192

Interest-bearing liabilities
Checking	$243,359	1.68%	$242,667	1.38%	$692	0.30%
Savings	149,215	2.10%	158,937	1.73%	(9,722)	0.37%
Money market	337,491	3.50%	285,021	2.97%	52,470	0.53%
Certificates of deposit	629,082	3.48%	516,252	2.87%	112,830	0.61%

Total interest-bearing deposits	1,359,147	3.01%	1,202,877	2.44%	156,270	0.57%
Non-interest bearing deposits	255,775		235,423		20,352

Total deposits	1,614,922	2.53%	1,438,300	2.04%	176,622	0.49%
Borrowings	—	N/A	2,482	5.08%	(2,482)	N/A

Total interest-bearing liabilities (excluding non interest deposits)	1,359,147	3.01%	1,205,359	2.45%	153,788	0.56%
Non-interest-bearing deposits	255,775		235,423

Total cost of funds	1,614,922	2.53%	1,440,782	2.04%	174,140	0.49%
Accrued expenses and other liabilities	45,923		32,232
Stockholders’ equity	228,404		227,178

Total liabilities and stockholders’ equity	$1,889,249		$1,700,192

Net interest spread		3.07%		3.36%
Net interest margin		3.76%		3.95%
Net interest margin (FTE)[1]		3.81%		3.99%

[1]	Includes federal and state tax effect of tax-exempt securities and loans.

Princeton Bancorp, Inc.

Consolidated Average Statement of Financial Condition

(Unaudited)

(Dollars in thousands)

	For the Nine Months Ended September 30,				Change in Average Balance	Change in Yield/ Rate
	2023		2022
	Average Balance	Yield/ Rate	Average Balance	Yield/ Rate
Earning assets
Loans	$1,424,768	6.09%	$1,375,233	5.02%	$49,535	1.07%
Securities
Taxable available-for-sale	44,517	2.78%	47,626	1.96%	(3,109)	0.82%
Tax-exempt available-for-sale	40,974	2.78%	44,832	2.63%	(3,858)	0.15%
Held-to-maturity	198	5.28%	205	2.59%	(7)	2.69%

Securities	85,689	2.78%	92,664	2.29%	(6,975)	0.49%
Other interest earning assets
Federal funds sold	91,761	5.30%	76,559	0.68%	15,202	4.62%
Other interest-earning assets	7,086	5.36%	1,327	4.96%	5,759	0.40%

Other interest-earning assets	98,848	5.31%	77,887	0.44%	20,961	4.87%

Total interest-earning assets	1,609,304	5.87%	1,545,783	4.64%	63,521	1.23%
Total non-earning assets	114,545		112,573

Total assets	$1,723,847		$1,658,356

Interest-bearing liabilities
Checking	$250,100	1.29%	$257,284	0.26%	$(7,184)	1.03%
Savings	163,516	1.54%	226,532	0.26%	(63,016)	1.28%
Money market	297,360	2.81%	374,570	0.34%	(77,210)	2.47%
Certificates of deposit	504,237	2.90%	285,855	0.91%	218,382	1.99%

Total interest-bearing deposits	1,215,213	2.37%	1,144,242	0.42%	70,971	1.95%
Non-interest bearing deposits	244,718		280,761

Total deposits	1,459,931	1.97%	1,425,004	0.36%	34,927	1.61%
Borrowings	3,133	5.01%	132	2.65%	3,001	2.36%

Total interest-bearing liabilities (excluding non interest deposits)	1,218,346	2.37%	1,144,374	0.45%	73,972	1.92%
Non-interest-bearing deposits	244,718		280,761

Total cost of funds	1,463,064	1.97%	1,425,135	0.36%	37,929	1.61%
Accrued expenses and other liabilities	34,312		18,680
Stockholders’ equity	226,471		214,541

Total liabilities and stockholders’ equity	$1,723,847		$1,658,356

Net interest spread		3.50%		4.19%
Net interest margin		4.07%		4.31%
Net interest margin (FTE)[1]		4.13%		4.37%

[1]	Includes federal and state tax effect of tax-exempt securities and loans.

Princeton Bancorp, Inc.

Quarterly Financial Highlights

(Unaudited)

	2023 September	2023 June	2023 March	2022 December	2022 September
Return on average assets	1.60%	1.60%	1.56%	1.76%	1.70%
Return on average equity	13.20%	11.98%	11.05%	13.20%	12.91%
Return on average tangible equity[1]	13.83%	12.57%	11.60%	13.89%	13.59%
Net interest margin	3.76%	3.95%	4.59%	4.82%	4.64%
Net interest margin (FTE)[2]	3.81%	3.99%	4.66%	4.89%	4.71%
Efficiency ratio - non-GAAP[3]	59.89%	60.82%	53.43%	49.56%	51.49%

COMMON STOCK DATA
Market value at period end	$28.99	$27.32	$31.72	$31.72	$28.35
Market range:
High	$31.69	$33.00	$37.18	$32.80	$29.95
Low	$27.37	$24.09	$31.18	$28.57	$27.16
Book value per common share at period end	$36.86	$36.45	$35.98	$35.16	$34.00
Tangible book value per common share at period end[4]	$35.21	$34.78	$34.29	$33.45	$32.27
Shares of common stock outstanding (in thousands)	6,299	6,279	6,262	6,245	6,251

CAPITAL RATIOS
Total capital (to risk-weighted assets)	14.96%	14.57%	15.43%	15.12%	14.71%
Tier 1 capital (to risk-weighted assets)	13.89%	13.50%	14.36%	14.06%	13.63%
Tier 1 capital (to average assets)	12.38%	13.43%	14.00%	13.47%	13.10%
Period-end equity to assets	12.14%	12.42%	14.21%	13.71%	13.26%
Period-end tangible equity to tangible assets	11.66%	11.92%	13.64%	13.13%	12.67%

CREDIT QUALITY DATA (Dollars in thousands)
Net charge-offs (recoveries)	$(23)	$1,842	$(3)	$406	$200
Annualized net charge-offs (recoveries) to average loans	-0.006%	0.514%	-0.001%	0.118%	0.058%

Nonperforming loans	$6,755	$9,753	$6,456	$266	$370
Other real estate owned	—	33	—	—	—

Total nonperforming assets	$6,755	$9,786	$6,456	$266	$370

Allowance for credit losses as a percent of:
Period-end loans, net of deferred fees and costs	1.20%	1.20%	1.19%	1.20%	1.21%
Nonaccrual loans	266.35%	184.25%	255.68%	6188.35%	2286.15%
Nonperforming assets	266.35%	183.63%	255.68%	6188.35%	2286.15%

Nonaccrual loans as a percent of total loans, net of deferred fees and costs	0.45%	0.65%	0.46%	0.02%	0.03%

[1]	Return on average tangible equity is a non-GAAP measure that represents the rate of return on tangible common equity.
[2]	Includes the effect of tax-exempt securities and loans.
[3]

The efficiency ratio is a non-GAAP measure that represents the ratio of non-interest expense (excluding amortization of core deposit intangible and merger-) related expenses) divided by net interest income and non-interest income (excluding bargain purchase gain).

[4]	Tangible book value per common share is a non-GAAP measure that represents book value per common share which excludes goodwill and core deposit intangible.